Media Contact:
Dana Stelsel
Director, Corporate Communications
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Ryan Reed
Director, Corporate Development & Investor Relations
(765) 490-5664
ryan.reed@wabashnational.com

Wabash Announces Fourth Quarter and Full Year 2021 Results

•Record backlog of $2.5 billion up 31% sequentially and 70% year-over-year
•Fourth quarter revenue of $479.3 million
•Fourth quarter GAAP operating loss of $(18.6) million or operating income of $9.7 million on a non-GAAP adjusted basis
•Fourth quarter GAAP earnings per diluted share of $(0.51) or $0.07 on a non-GAAP adjusted basis
•2022 EPS outlook maintained, updated for reduced amortization impact at $1.75
•Company announces move to unified Wabash branded offerings, retirement of legacy brand names

LAFAYETTE, Ind. – February 2, 2022 – Wabash (NYSE: WNC), the innovation leader of engineered solutions for the transportation, logistics and distribution industries, today reported results for the quarter and full year ended December 31, 2021.
For the fourth quarter 2021 net sales were $479.3 million as supply chain challenges persisted. Operating loss was $(18.6) million. On a non-GAAP basis, adjusting for a non-cash impairment of trade names and trademarks, operating income was $9.7 million or 2.0% of net sales. Net loss was $(25.3) million, or $(0.51) per diluted share. Adjusting for debt transactions costs and non-cash impairment of trade names and trademarks, fourth quarter net income was $3.7 million, or $0.07 per share on a non-GAAP basis.
For the full year 2021, revenue totaled $1.8 billion with operating income of $33.5 million. On a non-GAAP adjusted basis, operating income was $60.0 million or 3.3% of sales. Net income was $1.2 million or earnings per diluted share of $0.02. On a non-GAAP adjusted basis, net income was $29.1 million or earnings per diluted share of $0.56.
Operating EBITDA, a non-GAAP measure that excludes the effects of certain items, for the fourth quarter of 2021 was $22.8 million, or 4.8% of net sales, and full year operating EBITDA was $117.0 million, or 6.5% of net sales.
Total Company backlog as of December 31, 2021 was approximately $2.5 billion as new order activity continued to outpace shipments during the fourth quarter. Backlog rose 31% compared to September 2021 and was 70% above December 2020.
“After two years of accomplishments in our reorganization, new customer acquisition, and strategic growth as One Wabash, the culmination of our efforts is how we go to market with a powerful brand strategy designed to carry all of our legacy brands into the future," explained Brent Yeagy, president and chief executive officer. "Last quarter we communicated the modification of our corporate name to Wabash and today we're excited to follow on to announce the streamlining of our product brand architecture to further leverage the Wabash brand name. Moving to Wabash-

branded offerings while retiring legacy product brand names will serve as the external manifestation of our One Wabash structure.”
Outlook
For the full year ending December 31, 2022, the company has issued guidance of approximately $2.3 billion in sales and earnings per diluted share of at least $1.75.
Mr. Yeagy continued, “As our guidance suggests, we remain optimistic about 2022 as our One Wabash organization has executed meaningful cost recovery within our order backlog, which grew to another record level during the fourth quarter. While our financial outlook assumes no improvement in supply chain conditions, other known changes including hiring activity and the initiation of pass-through pricing on commodities ensure a new level of margin stability and EPS certainty for Wabash in 2022. Longer-term we remain focused on bringing new products and technologies to market, building out adjacent revenue streams and growing beyond the equipment cycle.”
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the fourth quarter of 2021 and 2020. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash
Three Months Ended December 31,	2021	2020
Units Shipped
New trailers	11,655	10,585
New truck bodies	3,230	3,300
Used trailers	25	170

	Transportation Solutions		Parts & Service
Three Months Ended December 31,	2021	2020	2021	2020
	(Unaudited, dollars in thousands)
Net sales	$443,146	$361,280	$38,143	$44,985
Gross profit	$36,854	$36,119	$7,958	$10,848
Gross profit margin	8.3%	10.0%	20.9%	24.1%
(Loss) income from operations	$(7,623)	$13,396	$1,692	$8,808
(Loss) income from operations margin	(1.7)%	3.7%	4.4%	19.6%
Adjusted income from operations	$17,996	$15,515	$4,419	$6,551
Adjusted income from operations margin	4.1%	4.3%	11.6%	14.6%

Transportation Solutions’ net sales for the fourth quarter were $443.1 million, an increase of 22.7% compared to the prior year quarter, as a result of strong customer demand and improving rates of production. During the quarter, GAAP operating loss was $7.6 million. Non-GAAP operating income was $18.0 million or 4.1% of sales when adjusting for a non-cash impairment of trade names and trademarks.
Parts & Service's net sales for the fourth quarter were $38.1 million, a decrease of 15.2% compared to the prior year quarter, primarily due to the divestiture of Extract Technology on June 30, 2021. Operating income was $1.7 million during the quarter. Adjusting for a non-cash impairment of trade names and trademarks, Parts and Services' fourth quarter non-GAAP operating income was $4.4 million, or 11.6% of sales during the quarter.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, free cash flow, adjusted operating income (loss), adjusted net income (loss), adjusted earnings per share, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income (loss), and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, debt transactions (including losses on debt extinguishment and debt issuance costs expensed), impairment and other, net, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income (loss) and net income (loss), is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income (loss) is included in the tables following this release.
Free cash flow is defined as net cash (used in) provided by operating activities minus capital expenditures. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash (used in) provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash (used in) provided by operating activities is included in the tables following this release.

Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating income (loss) to operating income (loss), the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net income and adjusted earnings per diluted share each reflect adjustments for sales of assets, non-cash impairment and debt transactions, and the related tax effects of these adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income (loss) and diluted net income (loss) per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net income and adjusted earnings per diluted share to net income (loss) and net income (loss) per diluted share is included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, is calculated by adding back segment depreciation and amortization expense to segment operating income (loss), and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income (loss) from operations is included in the tables following this release.
Fourth Quarter 2021 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Wednesday, February 2, beginning at 10:00 a.m. EST. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website www.onewabash.com. The conference call will also be accessible by dialing (888) 440-6928, conference ID 6579482. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About Wabash
Wabash (NYSE: WNC) is the visionary leader of engineered solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You™. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at onewabash.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include a continued or prolonged shutdown or reduction of our operations, substantially reduced customer orders or order volumes and supply disruptions due to the coronavirus (COVID-19 outbreak), the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH
CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$71,778	$217,677
Accounts receivable, net	176,511	101,301
Inventories	237,621	163,750
Prepaid expenses and other	43,795	63,036
Total current assets	529,705	545,764
Property, plant, and equipment, net	232,425	209,676
Goodwill	188,443	199,560
Intangible assets	114,441	166,887
Other assets	42,057	39,583
Total assets	$1,107,071	$1,161,470
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Current portion of finance lease obligations	59	348
Accounts payable	173,950	104,425
Other accrued liabilities	115,316	130,980
Total current liabilities	289,325	235,753
Long-term debt	428,315	447,979
Finance lease obligations	—	30
Deferred income taxes	36,019	46,777
Other non-current liabilities	27,873	26,052
Total liabilities	781,532	756,591
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value: 200,000,000 shares authorized; 48,954,482 and 52,536,482 shares outstanding, respectively	759	755
Additional paid-in capital	653,978	644,695
Retained earnings	92,111	107,233
Accumulated other comprehensive income	859	7,633
Treasury stock, at cost: 27,013,275 and 23,004,607 common shares, respectively	(422,168)	(355,437)
Total stockholders' equity	325,539	404,879
Total liabilities and stockholders' equity	$1,107,071	$1,161,470

WABASH
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net sales	$479,277	$404,078	$1,803,268	$1,481,889
Cost of sales	436,629	358,582	1,606,801	1,322,135
Gross profit	42,648	45,496	196,467	159,754
General and administrative expenses	22,067	24,166	88,807	92,740
Selling expenses	5,371	5,686	23,691	25,080
Amortization of intangible assets	5,630	5,497	22,858	21,981
Impairment and other, net	28,200	106	27,569	105,561
Income (loss) from operations	(18,620)	10,041	33,542	(85,608)
Other income (expense):
Interest expense	(5,097)	(6,291)	(23,128)	(24,194)
Other, net	(8,929)	240	(9,124)	588
Other expense, net	(14,026)	(6,051)	(32,252)	(23,606)
Income (loss) before income tax	(32,646)	3,990	1,290	(109,214)
Income tax (benefit) expense	(7,333)	(1,504)	126	(11,802)
Net income (loss)	$(25,313)	$5,494	$1,164	$(97,412)
Net income (loss) per share:
Basic	$(0.51)	$0.10	$0.02	$(1.84)
Diluted	$(0.51)	$0.10	$0.02	$(1.84)
Weighted average common shares outstanding (in thousands):
Basic	49,400	52,840	50,684	52,945
Diluted	49,400	53,831	51,608	52,945

Dividends declared per share	$0.08	$0.08	$0.32	$0.32

WABASH
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$1,164	$(97,412)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	25,984	25,989
Amortization of intangibles	22,858	21,981
Net (gain) loss on sale of assets and business divestiture	(1,594)	(1,567)
Loss on debt extinguishment	9,504	396
Deferred income taxes	(8,147)	5,016
Stock-based compensation	7,059	4,509
Non-cash interest expense	1,082	1,112
Impairment	29,163	107,114
Accounts receivable	(80,879)	71,436
Inventories	(74,804)	21,099
Prepaid expenses and other	8,570	(2,875)
Accounts payable and accrued liabilities	54,862	(28,266)
Other, net	(2,292)	(4,398)
Net cash (used in) provided by operating activities	(7,470)	124,134
Cash flows from investing activities:
Capital expenditures	(49,105)	(20,131)
Proceeds from sale of assets and business divestiture	22,029	17,115
Net cash used in investing activities	(27,076)	(3,016)
Cash flows from financing activities:
Proceeds from exercise of stock options	2,228	1,273
Borrowings under new senior notes	400,000	—
Borrowings under term loan credit facility, net of original issuance discount	—	148,500
Dividends paid	(16,435)	(17,324)
Borrowings under revolving credit facilities	50,823	45,794
Payments under revolving credit facilities	(17,788)	(45,794)
Principal payments under finance lease obligations	(319)	(327)
Principal payments against old senior notes	(315,000)	(10,000)
Principal payments under term loan credit facility	(138,835)	(146,393)
Debt issuance costs paid	(9,296)	(791)
Stock repurchases	(66,731)	(18,895)
Net cash used in financing activities	(111,353)	(43,957)
Cash, cash equivalents, and restricted cash:
Net (decrease) increase in cash, cash equivalents, and restricted cash	(145,899)	77,161
Cash, cash equivalents, and restricted cash at beginning of period	217,677	140,516
Cash, cash equivalents, and restricted cash at end of period	$71,778	$217,677

WABASH
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash
Three Months Ended December 31,	2021	2020
Units Shipped
New trailers	11,655	10,585
New truck bodies	3,230	3,300
Used trailers	25	170

Three Months Ended December 31,	Transportation Solutions	Parts & Service	Corporate and Eliminations	Consolidated
2021
New Trailers and truck bodies	$388,182	$179	$(181)	$388,180
Used Trailers	—	659	—	659
Components, parts and service	—	30,182	(1,831)	28,351
Equipment and other	54,964	7,123	—	62,087
Total net external sales	$443,146	$38,143	$(2,012)	$479,277
Gross profit	$36,854	$7,958	$(2,164)	$42,648
(Loss) income from operations	$(7,623)	$1,692	$(12,689)	$(18,620)
Adjusted income (loss) from operations[1]	$17,996	$4,419	$(12,689)	$9,726

2020
New Trailers and truck bodies	$306,481	$289	$(155)	$306,615
Used Trailers	698	603	—	1,301
Components, parts and service	—	31,017	(2,032)	28,985
Equipment and other	54,101	13,076	—	67,177
Total net external sales	$361,280	$44,985	$(2,187)	$404,078
Gross profit	$36,119	$10,848	$(1,471)	$45,496
Income (loss) from operations	$13,396	$8,808	$(12,163)	$10,041
Adjusted income (loss) from operations[1]	$15,515	$6,551	$(12,163)	$9,903

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash
Twelve Months Ended December 31,	2021	2020
Units Shipped
New trailers	45,365	36,615
New truck bodies	16,560	13,430
Used trailers	95	600

Twelve Months Ended December 31,	Transportation Solutions	Parts & Service	Corporate and Eliminations	Consolidated
2021
New Trailers and truck bodies	$1,354,375	$179	$(181)	$1,354,373
Used Trailers	165	2,349	—	2,514
Components, parts and service	—	131,929	(7,036)	124,893
Equipment and other	278,779	42,709	—	321,488
Total net external sales	$1,633,319	$177,166	$(7,217)	$1,803,268
Gross profit	$166,630	$36,870	$(7,033)	$196,467
Income (loss) from operations	$61,869	$20,201	$(48,528)	$33,542
Adjusted income (loss) from operations[1]	$87,488	$21,054	$(48,528)	$60,014

2020
New Trailers and truck bodies	$1,087,978	$3,387	$(3,545)	$1,087,820
Used Trailers	3,677	4,709	—	8,386
Components, parts and service	—	123,517	(9,469)	114,048
Equipment and other	223,774	47,861	—	271,635
Total net external sales	$1,315,429	$179,474	$(13,014)	$1,481,889
Gross profit	$123,314	$42,149	$(5,709)	$159,754
(Loss) income from operations	$(29,702)	$(12,658)	$(43,248)	$(85,608)
Adjusted income (loss) from operations[1]	$40,674	$23,942	$(42,092)	$22,524

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH
SEGMENT and COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Transportation Solutions
(Loss) income from operations	$(7,623)	$13,396	$61,869	$(29,702)
Adjustments:
Trade names & trademarks impairment	25,619	—	25,619	—
Impairment	—	—	—	68,257
Loss on divestiture of Beall brand	—	2,119	—	2,119
Adjusted operating income	$17,996	$15,515	$87,488	$40,674

Parts & Service
Income (loss) from operations	1,692	8,808	20,201	(12,658)
Adjustments:
Trade names & trademarks impairment	2,727	—	2,727	—
Gain on divestiture of Extract Technology	—	—	(1,874)	—
Impairment	—	—	—	38,857
Gain on sale of Columbus branch	—	(2,257)	—	(2,257)
Adjusted operating income	4,419	6,551	21,054	23,942

Corporate
Loss from operations	(12,689)	(12,163)	(48,528)	(43,248)
Adjustments:
Debt transactions	—	—	—	1,156
Adjusted operating loss	(12,689)	(12,163)	(48,528)	(42,092)

Consolidated
(Loss) income from operations	(18,620)	10,041	33,542	(85,608)
Adjustments:
Trade names & trademarks impairment	28,346	—	28,346	—
Gain on divestiture of Extract Technology	—	—	(1,874)	—
Impairment	—	—	—	107,114
Loss on divestiture of Beall brand	—	2,119	—	2,119
Gain on sale of Columbus branch	—	(2,257)	—	(2,257)
Debt transactions	—	—	—	1,156
Adjusted operating income	$9,726	$9,903	$60,014	$22,524

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$(25,313)	$5,494	$1,164	$(97,412)
Income tax (benefit) expense	(7,333)	(1,504)	126	(11,802)
Interest expense	5,097	6,291	23,128	24,194
Depreciation and amortization	12,021	12,830	48,842	47,970
Stock-based compensation	1,170	2,231	7,059	4,509
Debt transactions[1]	9,052	—	9,504	1,552
Impairment and other, net	28,200	106	27,569	105,561
Other, net	(123)	(240)	(380)	(984)
Operating EBITDA	$22,771	$25,208	$117,012	$73,588

Adjusted Net Income[2]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$(25,313)	$5,494	$1,164	$(97,412)
Adjustments:
Trade names & trademarks impairment	28,346	—	28,346	—
Gain on divestiture of Extract Technology	—	—	(1,874)	—
Debt transactions[3]	9,052	177	9,504	1,552
Impairment	—	—	—	107,114
Loss on divestiture of Beall brand	—	2,119	—	2,119
Gain on sale of Columbus branch	—	(2,257)	—	(2,257)
Tax effect of aforementioned items	(8,415)	(15)	(8,087)	(3,365)
Adjusted net income	$3,670	$5,518	$29,053	$7,751

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Diluted earnings per share	$(0.51)	$0.10	$0.02	$(1.84)
Adjustments:
Trade names & trademarks impairment	0.57	—	0.56	—
Gain on divestiture of Extract Technology	—	—	(0.04)	—
Debt transactions[3]	0.18	—	0.18	0.03
Impairment	—	—	—	2.01
Loss on divestiture of Beall brand	—	0.04	—	0.04
Gain on sale of Columbus branch	—	(0.04)	—	(0.04)
Tax effect of aforementioned items	(0.17)	—	(0.16)	(0.05)
Adjusted diluted earnings per share	$0.07	$0.10	$0.56	$0.15

Weighted Average # of Diluted Shares O/S	50,436	53,831	51,608	53,446

1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, debt transactions (including losses on debt extinguishment and debt issuance costs expensed), impairment and other, net, and other non-operating income and expense.
2Adjusted net income and adjusted diluted earnings per share reflect adjustments for non-cash impairment, debt transactions, and the impact of sales and divestitures, and the related tax effects of these adjustments.
3Debt transactions include losses on debt extinguishment and debt issuance costs expensed.

WABASH
RECONCILIATION OF FREE CASH FLOW
(Unaudited - dollars in thousands)

	Twelve Months Ended December 31,
	2021	2020
Net cash (used in) provided by operating activities	$(7,470)	$124,134
Capital expenditures	(49,105)	(20,131)
Free cash flow[1]	$(56,575)	$104,003

1 Free cash flow is defined as net cash (used in) provided by operating activities minus capital expenditures.

WABASH
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Service
Three Months Ended December 31	2021	2020	2021	2020
(Loss) income from operations	$(7,623)	$13,396	$1,692	$8,808
Depreciation and amortization	10,364	10,799	1,107	1,488
Impairment and other, net	25,619	2,369	2,585	(2,263)
Adjusted segment EBITDA	$28,360	$26,564	$5,384	$8,033

Adjusted segment EBITDA margin	6.4%	7.4%	14.1%	17.9%

	Transportation Solutions		Parts & Service
Twelve Months Ended December 31	2021	2020	2021	2020
Income (loss) from operations	$61,869	$(29,702)	$20,201	$(12,658)
Depreciation and amortization	41,819	40,236	4,781	5,512
Impairment and other, net	26,554	68,600	1,025	36,966
Adjusted segment EBITDA	$130,242	$79,134	$26,007	$29,820

Adjusted segment EBITDA Margin	8.0%	6.0%	14.7%	16.6%

1 Adjusted segment EBITDA, a non-GAAP financial measure, is calculated by adding back segment depreciation and amortization expense to segment operating income (loss), and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.